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                                                                  EXHIBIT 10.16


                 R/3 NATIONAL IMPLEMENTATION PARTNER AGREEMENT

          SAP AUSTRALIA PTY LTD - SOFTWARE CONSULTING SERVICES PTY LTD


This R/3 National Implementation Partner Agreement (the "Agreement"), made as of 14 March 1995,

is by and between         SOFTWARE CONSULTING SERVICES PTY LTD (ACN 005 931
                          886) ("SCS"), with its principal place of business at Suite 3, 23 Dudley Street, Eltham Victoria, 3095,
                          Australia;

and SAP AUSTRALIA PTY LTD (ACN 003 682 504) ("SAP") with its principal place of business at Level 8, 67 Albert Avenue, Chatswood, NSW 2067 Australia.

                                    RECITALS

A. WHEREAS SCS and SAP, desiring to work together, in connection with the SAP R/3 National Implementation Partner Program (as defined below), with the goal of furthering the implementation of SAP's R/3 Software System;

B. WHEREAS SAP desires to enhance its capabilities to market and support SAP Products through the use of SCS's services; and

C. WHEREAS SCS and SAP desire to formalize their relationship by entering into this Agreement to undertake co-operative efforts for SAP R/3 Products within the SAP R/3 NIP Program.

NOW, THEREFORE, in reliance upon the foregoing recitals, intending to be legally bound, and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, SCS and SAP agree as follows:

1.       DEFINITIONS.

         As used in this Agreement:

(a) The SAP - SCS R/3 National Implementation Partner Program (the "R/3 NIP Program") means the business relationship set forth in this Agreement and Appendix A to this Agreement.

(b) Software. Software shall mean all SAP R/3 software, in whole or in part, licensed by SAP AG or SAP Australia Pty Ltd in any release, version or correction level and including all improvements, modifications, and extensions thereto, whether in human or machine readable form.
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(c)      Documentation.  Documentation shall mean all human and machine readable materials and copies of SAP manuals, program listings, flow charts, logic diagrams, input and output forms, data models, specifications, and instructions relating to the Software made available to SCS under this Agreement, or, generally, to SAP end-user licensees.

(d) R/3 Products. R/3 Products shall mean the Software, Documentation and related materials.

(e) Confidential Information. Confidential Information shall include all information concerning SCS and SCS's clients, and their respective products, businesses, techniques, designs, formulations, systems, programs, processes, policies, business strategies and plans or other information which is not in the public domain, and SAP's R/3 Products, program concepts including literal and nonliteral elements, such as structure, sequence and organisation, SAP's training materials, literature, and related SAP materials, SAP's customers, their respective products, businesses, techniques, designs, formulations, systems, programs, processes, policies, business strategies and plans and all other information which is disclosed by either party to the other party either in writing and marked bearing a legend such as "confidential" or "proprietary" or "for internal use only" or orally when contemporaneously described as such.

(f)      Territory.  Territory shall mean Australia and New Zealand.

2.       AUTHORIZATION AND COMMITMENT OF RESOURCES.

(a) SAP hereby authorises SCS to offer services as related to R/3 Products to potential users in the Territory under the terms of this Agreement and any Appendices thereto. This authorisation does not include maintenance of the R/3 Products, physical installation of the R/3 Products, and training. This authorisation is non-exclusive and non-transferable.

(b) SAP in its sole discretion shall have the right to limit the Territory, the R/3 Products, and the type of customers to be covered by this Agreement, as SAP deems reasonably advisable in its sole discretion following reasonable notice and consultation with SCS. SAP may authorise other parties to offer services as related to the R/3 Products in the Territory as it deems advisable in its sole discretion.

(c) Services to be provided by either party to its clients and customers are to be contracted for separately by each party, independently of each other, unless otherwise expressly agreed upon in writing between SAP and SCS for that specific engagement. Except as otherwise required by Law, each party shall be solely liable to its customers and clients for its own services.

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3.       SERVICES AND RESPONSIBILITIES OF SAP.

(a) Should SCS desire to license all or any part of the Software for use in the operation of its own business, SAP will license it to SCS under the terms of SAP's standard end-user license agreement and at SAP's standard license fees then in effect.

(b)      With regard to training in use of the Software, SAP shall:

         (i) invite SCS, on a space available basis, at negotiated rates, to SAP regularly scheduled alliance partner training. SCS shall be responsible for all related travel and living expenses;

         (ii) provide access, on a space available basis, to SCS for its personnel participating in the R/3 NIP Program to customer training courses generally offered by SAP, such training courses to be available at SAP's current prices and terms;

         (iii) provide marketing-oriented training courses to SCS on a cost-sharing basis to be agreed upon between the parties; and

(c) SAP shall otherwise inform and instruct SCS as to the use and operation of R/3 Products and provide guidance, as SAP deems necessary in its sole judgement, for SCS to carry out its responsibilities under this Agreement.

4.       SERVICES AND RESPONSIBILITIES FOR SCS.

         SCS agrees that it shall:

(a) acquire as soon as possible and maintain a comprehensive and fundamental knowledge of the R/3 Products and ensure that its employees are technically qualified and sufficiency trained in SAP courses, including ongoing training at SAP, and internally, to provide appropriate advice on the use of the R/3 Products to clients and prospective users of the Software;

(b) use its best efforts to promote internally the R/3 Products and to offer services as related to the R/3 Products throughout the Territory and ensure that its employees who perform any services hereunder shall have the proper skill, training and background to enable them to demonstrate the R/3 Products in a competent and professional manner, it being understood that SCS will have no liability to SAP in the event that it fails to successfully promote R/3 Products and related services except as committed to in this Agreement;

(c) use its best efforts to meet the goals relative to the R/3 NIP Program set out in SCS's annual business plan, which is attached hereto as Appendix A, and to update such business plan quarterly;



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(d)      ensure that it has the necessary number of qualified personnel available according to SCS's annual business plan attached as Appendix
         A;

(e) continually improve its training of all personnel who are or will be acting under this Agreement by utilising the training offered under clause 3;

(f) use its best efforts to make the R/3 Products known to its customers and potential customers; make every effort to see that the R/3 Products it suggests to each potential customer meet that entity's application requirements; present the R/3 Products using only the product names given by SAP; provide potential customers such marketing materials and nonconfidential information necessary for evaluating the R/3 Products being considered (except as limited by Section 10.(b) below); and, make no warranties, assurances or statements concerning R/3 Product features that are misleading or materially divergent from the descriptive literature supplied by SAP;

(g) not engage in any business activity, either directly or indirectly, in any manner or capacity, on its own behalf or in behalf of any other person, firm, corporation or organisation, nor accept or continue any obligations which may interfere with or impair its ability to perform any of its duties or obligations under this Agreement;

(h) to the extent it conducts end-user training within its other consultation activities, not offer or conduct end user training which competes with official SAP courses offered by SAP or SAP AG or any other SAP-related entity without prior written authorisation from SAP;

(i) upon invitation by SAP, participate in SAP sponsored marketing events by presenting speeches, providing information to potential prospects (subject to Section 10.(b) below), and assisting, where requested, in the organisation and implementation of the events;

(j) expressly inform its customers that unauthorised modifications and extensions to the Software by the Customer may impair or terminate the maintenance or support services provided by SAP and may nullify the warranty;

(k) undertake to provide customers with release and version management and migration support as related to the Software throughout the period of productive installation of the Software; and

(l) dedicate a co-ordinator with an adequate support structure to act as the central focal point to co-ordinate activities with SAP and designate a contact person within the support group to be available to SAP who is authorised to act on behalf of SCS within the scope of this Agreement.





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5.       SERVICES AND RESPONSIBILITIES OF THE PARTIES.

         To the extent reasonable under the circumstances, the parties shall undertake the following co-operative activities with respect to identifying and bringing to each other opportunities to promote the R/3 Products;

(a) regularly inform each other about general market developments and factors relating to the R/3 Products in the marketplace and current projects and customer implementations in which SCS is involved; this information shall be designated and treated as Confidential Information under Section 10. of this Agreement;

(b) furnish each other with appropriate information for support and planning purposes; provided, however, that each party reserves the right, in its sole discretion, to determine the content and availability of such information;

(c) inform appropriate personnel in their respective organisations of the existence of this Agreement;

(d) subject to confidentiality constraints, endeavor to keep each other appraised about new products and services;

(e) exchange such other information and conduct such other activities as the parties agree will carry out the intent of this Agreement.

6.       GENERAL REPRESENTATIONS AND WARRANTIES.

         Each party hereby represents and warrants to the other that:

(a)      it has the right and power to enter into this Agreement;

(b) entering into this Agreement does not violate the terms and conditions of any other agreement providing for co-operative marketing of products of another entity, or any other legal obligations;

(c) the information which it may disclose to the other party, and the process of disclosure and use of such information in accordance with the provisions of this Agreement, will not violate any trade secret right, trademark, issued United States patent, copyright or other proprietary right of any third party;

(d) it holds good title or right, free and clear of all liens and encumbrances, to the products and services which it is providing under this Agreement;





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(e)      the products and services being provided under this Agreement do not infringe any Australian copyright, trademark, issued Australian patent, trade secret or other proprietary right of any third party; and

(f) Except as specifically set forth herein, neither party makes any other warranty to the other party, either express, implied or statutory, or arising by course of conduct or performance, custom or usage in the trade, including but not limited to any implied warranties of merchantability or fitness for a particular purpose, except as may be otherwise required by law.

7.       TERM AND TERMINATION.

(a) This Agreement shall have an initial term expiring on December 31, 1996, with an automatic renewal for one (1) additional year unless, at least six (6) weeks prior to the renewal date, either party gives written notice of its intention not to renew this Agreement.

(b) At least four (4) months prior to any scheduled expiration date, SAP will decide whether to continue or terminate the Agreement by applying the following criteria:

         i. Customer satisfaction with the projects conducted by SCS, with special regard to the length and cost of the project, the project objectives met by SCS, and the achievements and professionalism of SCS employees;

         ii.     Number and scope of R/3 projects executed;

         iii.    Thoroughness of employee training;

         iv. Accomplishment of goals set herein and in the annual business plans; and

         v.      Level of effective communication with SAP.

         The procedures for such audits and the weights to be assigned each criterion will be provided in writing by SAP to SCS prior to the first such audit.

         On the basis of this evaluation and subsequent consultations with SCS, SCS agrees that SAP may, based on a reasonable evaluation of whether the specified criteria have been met, choose to terminate this Agreement six (6) weeks prior to the next scheduled expiration date.

(c)      Notwithstanding the above, either party may terminate this Agreement:

         (i) In accordance with the provisions of Section 7(a) and (b) at the end of a term;





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         (ii)    Upon thirty (30) days prior written notice in the event of material breach of a material provision of this Agreement by the other party, except that the party in breach shall have the right, during the 30-day period, to cure the claimed breach or default; or

         (iii) Immediately upon prior written notice if there is: (a) a consolidation, merger or reorganisation of the other party with or into another corporation or entity; (b) creation of a new majority interest in, or change in majority ownership of, the other party; (c) a sale of all or substantially all of the assets of the other party; or (d) a breach of the confidentiality provisions as specified in Section 10. below.

(d)      Upon any termination of this Agreement:

         (i) each party shall, within ten (10) business days after termination is effective, return to the other party or dispose of as mutually agreed all advertising materials and other properties, including all Confidential Information, furnished to it by the other party pursuant to this Agreement and so certify in writing;

         (ii) within ten (10) business days after termination is effective, SCS shall return to SAP materials and all copies thereof to SAP, or as the case may be, delete all R/3 Products from SCS's hardware, including binary or other resulting files (if any), and erase all R/3 Products from any storage media before discarding such, and so certify in writing, unless SCS has a continuing End User licence which allows it to retain the Software and/or any other R/3 Products;

         (iii) SCS shall not hold itself out as a participant in the R/3 NIP Program; and

         (iv) both parties shall cease acting in a manner that would suggest any continuing relationship between the parties regarding SAP's Software, and shall cease all display and advertising contemplated under this Agreement.

(e) Termination of this Agreement shall not impact upon any active engagements in process prior to such termination.

(f) The following provisions of this Agreement shall in all events survive its termination: Section 6. (General Representations and Warranties); 7. (Provisions Applicable to Termination); 8. (Relationship of Parties); 10. (Confidentiality); and 11. (General Provisions).

8.       RELATIONSHIP OF PARTIES.

(a) SCS and SAP are independent contractors acting for their own account, and neither party or its employees are authorised to make any representation otherwise or any commitment on the other party's behalf unless previously authorised by such party in writing. Neither party





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         is responsible to any end user for the quality of services or products provided by the other party. Each party is solely responsible for establishing the prices for its own products.

(b) Neither party is a distributor or agent for the products or services of the other. Each party's products and services shall be available to a prospective client only through separate agreement between that party and the client. Each party shall independently develop and price its respective products and services offered between such party and a client.

(c) It is understood and agreed upon by the parties hereto, that during the term of this Agreement, the use of the terms "joint venturer," "co-venturer," "partner," "marketing partner," "partnership" or similar terms to be used to describe the relationship between the parties under this Agreement refer to the spirit of co-operation between SCS and SAP, and do not describe, or expressly or by implication create, a legal partnership or joint venture, or any responsibility by one party for the actions of the other.

9.       INTELLECTUAL PROPERTY RIGHTS.

(a) The name "R/3 NIP Program" shall be used by the parties only jointly and pursuant to the terms of this Agreement; and upon any termination of this Agreement, neither SAP nor SCS may use the name in conjunction with the parties' respective corporate names; however, SAP shall have the right to use the name with any other parties who choose to participate in the SAP R/3 NIP Programs.

(b) Nothing in this Agreement grants to either party the right to use or display any other names, trademarks, trade names, logos or service marks of the other party, except to identify the products and associated services and deliverables of the other party to the extent obligations are undertaken pursuant to this Agreement. Except in the case of correspondence and proposals issued in the ordinary course of business, each party agrees to submit to the other party for written pre-publication approval, any materials which may use or display any name, trademark, trade name, logo or service mark of the other party. Notwithstanding the foregoing, nothing contained in this Agreement shall affect either party's rights and obligations to use any trademarks, service marks or proprietary words or symbols of the other party to properly identify the goods or services of such other party to the extent otherwise permitted by applicable law or by written agreement between the parties.

(c) SCS herein acknowledges that title to all intellectual property rights, including patent, copyright, trademark, and trade secret rights in R/3 Products, including any modifications, enhancements, versions, releases, or correction levels thereto, program concepts including literal or nonliteral structure, sequence and organisation, training materials, literature, and other SAP related materials shall remain exclusively with SAP AG, Walldorf, Germany, or SAP as the case may be, and that by virtue of this Agreement, no such rights have been transferred, licensed, granted, assigned or acquired by SCS from SAP AG or SAP.





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10.      CONFIDENTIALITY.

(a) Each party acknowledges that, during the term of this Agreement, it will receive Confidential Information from the other party. Neither party shall disclose, provide or otherwise make available to any third party (including any prospective client) any Confidential Information of the other party and shall utilize such Confidential Information on an internal organisation need-to-know basis only to the extent necessary to effect the provisions and purposes of, and as expressly contemplated under the terms of, this Agreement and for no other purpose.

(b) Each party agrees that it will protect the Confidential Information of the other party through the exercise of no less protection and care than it customarily uses in safeguarding its own confidential and propriety information which it desires to retain in confidence, but always at least a reasonable degree of care. Disclosure of the other party's Confidential Information to employees shall only be made on a need-to-know basis. Further, each party shall take reasonable steps to advise their employees of the confidential nature of Confidential Information, to ensure by agreement or otherwise that such employees are prohibited from copying, revealing or using such Confidential Information except to the extent required to carry out the parties' obligations under this Agreement, and to require that Confidential Information be kept in a secure location. Each party will promptly notify the other if it believes that Confidential Information has lost its status as such.

(c) The foregoing shall not prohibit or limit a party's use of information, including but not limited to ideas, concepts, know how, techniques and methodologies, which: (i) is or become publicly available through no act or failure to act of the receiving party;
         (ii) rightfully obtained by the receiving party without restriction;
         (iii) is released by the receiving party in response to lawful legal process and with prior notice to the other party; (iv) is rightfully already known to or is independently developed by the receiving party prior to disclosure.

(d) Neither party will be liable to the other for any inadvertent or accidental disclosure of Confidential Information if the disclosure occurs notwithstanding the party's exercise of (i) the precautions set forth in this Section; and (ii) the same level of care that each party customarily uses in preserving and safeguarding its Confidential Information, but always at least a reasonable degree of care.

(e) Notwithstanding the foregoing, each party hereto understands that they may become familiar with each other's services and that SCS may become familiar with SAP's R/3 Products, specifically its proprietary software. Accordingly, SCS agrees, with respect to the R/3 Products (including all program concepts therein) SAP's training materials, literature and other SAP related materials, as the case may be, that SCS shall not copy, translate, disassemble or decompile, nor create or attempt to create by reverse engineering or otherwise the source code from the object code, or to use such items to create derivative works, unless so authorised in advance, in writing, by SAP. All updates, replacements, revisions,





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         enhancements, additions, or conversions to such SAP items specified above shall be subject to the provisions as stated herein.

11.      GENERAL PROVISIONS.

(a) Non-solicitation. During the term of this Agreement and for one (1) year after its termination, SAP and SCS agree that neither shall directly or indirectly solicit for employment any staff of the other party who have been directly and substantively involved in performance under this Agreement.

(b) Non-exclusivity. Nothing in this Agreement shall limit or restrict either party from entering into or continuing any agreement or other arrangement with any other party, whether similar to this Agreement in nature or scope. Moreover, each party shall remain free to provide products and services to any client or prospective client so long as the terms of this Agreement are not violated.

(c) Notices. All notices required to be given under this Agreement shall be sent by certified mail to:

         SAP Australia Pty Ltd
         Level 8
         67 Albert Avenue
         Chatswood NSW 2067
         Australia

         Telephone:  (02) 415 1700
         Facsimile:  (02) 415 1677

         and to

         Software Consulting Services Pty Ltd
         Suite 3
         23 Dudley Street
         Eltham Victoria 3069
         Australia

         Telephone:  (03) 439 1592
         Facsimile:  (03) 439 6557


(d) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New South Wales. To the extent that the properties are permitted under this Agreement to seek judicial remedies, each party hereby consents to the jurisdiction of





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         the federal and state courts within the commonwealth of Australia to resolve any and all such matters.

(e) Merger. This Agreement and any Appendices hereto constitute the entire agreement between the parties with respect to the matters set forth herein. All prior agreements, oral or otherwise, between the parties and relating to the subject matter contained herein, are hereby superseded, provided, however, that in the event SCS executed an Alliance Agreement and related License and Maintenance Agreement for SAP's R/2 Software Systems, such agreement shall continue pursuant to its terms.

(f) Amendments. This agreement may not be modified except by a writing signed by both parties.

(g) Severability. If any of the provisions of this Agreement are held invalid, such provisions shall be deemed severed and the remaining provisions shall remain in full force and effect.

(h) Non-assignment. This Agreement may not be assigned or transferred nor may rights or obligations be delegated, without the prior written agreement of the parties. Notwithstanding the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties of this Agreement, as well as their respective permitted successors and assigns.

(i) Waiver. Failure of any party to enforce, in any one or more instances, any of the terms or conditions of this Agreement shall not be construed as a waiver of the future performance of any such terms or conditions.

(j)      Limitation of Liability.

         (i) SAP shall not be liable to SCS or third parties for any loss of business, loss of profits, loss of data or computer malfunction, or any indirect, incidental, special, consequential or punitive damages, even if SAP has been apprised of the possibility thereof; or

         (ii) In no event shall the liability of SAP under this Agreement, for any reason whatsoever, whether in contract, tort or statute (including, without limitation, negligence), or otherwise, exceed $1,000,000.00; provided, however, that this limitation shall not apply to claims for personal injury caused by SAP's gross negligence or wilful misconduct.

(k) No Endorsement. Execution of this Agreement does not, and shall not be construed to be, an endorsement by either party of the products or services of the other party.

(l) Press Releases and Publicity. Any news release, public announcement, advertisement, or publicity proposed to be released by either party concerning the R/3 NIP Program or any





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         matters arising under this Agreement shall be subject to the approval of the designated representatives of both parties.

(m)      Dispute Resolution Procedures.

         (i) Any dispute, disagreement, claim or controversy between the parties arising under or relating to this Agreement or the parties' performance thereunder (the "Disputed Matter") which cannot be resolved by consultations between the senior executives of SCS and SAP shall be resolved by binding arbitration, according to the then prevailing commercial arbitration rules of the Australian Arbitration Association, before a panel of three arbitrators. Each party will select one arbitrator, and the third arbitrator will be selected by the party-selected arbitrators. Any such arbitration shall be held in the City of Sydney, New South Wales. The parties will share the cost of the arbitration equally, subject to any final apportionment by the arbitrators. The arbitrators will apply New South Wales law in resolving the Disputed Matter. The decision of the arbitrators will be final and conclusive on the parties, and each party consents that judgment upon an award rendered by the arbitrators may be entered in any court of competent jurisdiction.

         (ii) Neither party shall institute any action or proceeding against the other in any court concerning any Disputed Matter that is or could be the subject of a claim or proceeding under this Section; provided, however, that if a party believes in good faith that a temporary or preliminary injunction is necessary to preserve the status quo or otherwise to avoid irreparable harm to such part, such as in the event of a breach of Section
                 9. or Section 10., such party shall not be precluded by this Section from seeking such injunctive relief from a court of competent jurisdiction.

         (iii) Pending the resolution of a Disputed Matter, to the extent feasible, both parties shall continue their performance under this Agreement.

IN WITNESS WHEREOF and intending to be legally bound, the parties have cause this Agreement to be signed by their authorized representatives as of the date shown above.

SAP AUSTRALIA PTY LTD.            SOFTWARE CONSULTING SERVICES PTY LTD


Name:    Les Hayman                    Name:          Paul M. Batrouney
Title:   Managing Director             Title:         Director-Business Manager
Date:    14 March 1995                 Date:          14 March 1995





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                              SAP:R3 NIP AGREEMENT

11.(m)       Dispute Resolution Procedure

             (i) The parties to this Agreement will comply with sub-clauses ll(m)(i)-(iv), before commencing court proceedings or arbitration in relation to any dispute under this Agreement, except that where a party believes in good faith that urgent interlocutory relief is reasonably necessary, (such as in the event of a breach of Section 9 or Section 10), a party need not comply with this clause before seeking relief from a court of competent jurisdiction.

             (ii) A party claiming that a dispute has arisen under this Agreement which cannot be resolved by consultation between the senior executives of SCS and SAP shall give written notice to the other party designating as its representative in any negotiations relating to the dispute a person who has their authority to settle the dispute and the party given that notice shall promptly give return notice in writing designating as its representative a person with similar authority.

             (iii) The persons designated under sub-clause (ii) shall, seek to resolve any dispute between the parties within 14 days of the last appointment required by that clause.

             (iv) If the dispute is not resolved within 14 days following the representatives appointment (or within any further period as the representative may agree is appropriate) the parties in dispute shall within a further 7 days (or within any further period as the representatives may agree is appropriate) agree on a process for resolving the whole or part of the dispute through means other than litigation or arbitration, such as mediation, independent expert determination, or mini-trial and in particular the parties shall agree in writing on:

                      A. the procedure and timetable for any exchange of documents and other information relating to that dispute;

                      B. procedural rules and a timetable for the conduct of the selected means of dispute resolution;

                      C. a procedure for selection and compensation of any neutral person who may be employed by the parties in dispute; and

                      D.      whether the parties should seek the
                              assistance of a professional dispute
                              resolution organisation.





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             (v)      The parties acknowledge that the purpose of any
                      exchange of information or documents or the making of any offer of settlement pursuant to this clause is to attempt to settle the dispute between the parties.
                      No party may use any information or documents obtained through the dispute resolution process established by this clause for any purpose other than in an attempt to settle a dispute between the parties.

             (vi) If after the expiration of the time established by or agreed under sub-clause (iv) of this clause for agreement on a dispute resolution process, no agreement is reached any party which has complied with the provisions of sub-clauses (i)-(iv) of this clause may in writing terminate the dispute resolution process provided for and may refer the dispute to arbitration.

             (vii) If any dispute is referred to arbitration pursuant to sub-clause (vi) of this clause, the dispute will be resolved according to the then prevailing commercial arbitration rules of the Australian Arbitration Association, before a panel of three arbitrators. Each party will select one arbitrator and the third arbitrator will be selected by the party-selected arbitrators. Any such arbitration shall be held in the City of Sydney, New South Wales. The parties will share the cost of the arbitration equally, subject to any final apportionment by the arbitrators. The arbitrators will apply New South Wales law in resolving the dispute. The decision of the arbitrators will be final and conclusive on the parties and each party acknowledges that any judgment on an award rendered by the arbitrators may be entered in any court of competent jurisdiction.





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